Exhibit 4.4

WARRANTS AGREEMENT

THIS WARRANTS AGREEMENT, dated as of May 23, 2025 (as it may from time to time be amended, this “Agreement”), is entered into by and among AEye, Inc., a Delaware corporation (the “Company”) and IGEP Park Place, LLC (“Landlord”).

WHEREAS, on or about April 26, 2019, Landlord’s predecessor in interest and AEye Technologies, Inc. (“AEye Tech”), a wholly-owned subsidiary of the Company, entered into an office lease for certain premises at One Park Place in Dublin, California (the “Office Lease”);

WHEREAS, a dispute arose between Landlord and the Company regarding the Office Lease, which resulted in the filing of a lawsuit captioned IGEP Park Place, LLC v. AEye, Inc., et al., Case No. 24-CV-088829, pending in Alameda Superior Court (the “Dispute”);

WHEREAS, pursuant to that certain Settlement Agreement dated as of April 28, 2025 (the “Settlement Agreement”) by and among Landlord, the Company and AEye Tech, AEye, Inc. has agreed to issue to Landlord a warrant to purchase up to an aggregate of 350,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth herein as part of the consideration for the settlement of all claims and disputes between the parties as set forth in the Settlement Agreement, including the Dispute;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

Section 1.      Issuance; Terms of the Warrant. In consideration for the arrangements contemplated in the Settlement Agreement, on August 31, 2025, or such earlier date as mutually agreed between Landlord and the Company (the “Issue Date”), the Company shall issue to Landlord a warrant to purchase an aggregate of up to 350,000 shares of the Common Stock (the “Warrant”) at a price of $2.22 per share. The Warrant shall have the terms set forth in the form of warrant attached hereto as Exhibit A (the “Form of Warrant”).

Section 2.      Representations and Warranties of the Company. As a material inducement to Landlord to enter into this Agreement, the Company hereby represents and warrants to Landlord, as of the date hereof and the Issue Date, that:

A.       Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B.       Authorization; No Breach.

(i)       The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with the terms of the Warrant and this Agreement, the Warrant will constitute valid and binding obligations of the Company, enforceable in accordance with its terms.

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(ii)       The execution and delivery by the Company of this Agreement, the issuance of the Warrant and the issuance of the underlying shares of Common Stock upon exercise of the Warrant (the “Shares”) do not and will not conflict with or result in a breach of the terms, conditions or provisions of the certificate of incorporation or the bylaws of the Company.

C.       Title to Securities. (i) Upon issuance in accordance with the terms hereof, the Warrant will be duly and validly issued and (ii) upon issuance in accordance with the terms hereof and the Warrant, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with the terms hereof and the Warrant, Landlord will have good title to the Warrant and the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions under federal and state securities laws and (ii) liens, claims or encumbrances imposed due to the actions of Landlord.

D.       Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3.      Representations and Warranties of Landlord. As a material inducement to the Company to enter into this Agreement and issue the Warrant to Landlord, Landlord hereby represents and warrants to the Company, as of the date hereof and the Issue Date, that:

A.       Organization and Requisite Authority. Landlord possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.       Authorization; No Breach.

(i)       This Agreement constitutes a valid and binding obligation of Landlord, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)       The execution and delivery by Landlord of this Agreement and the fulfillment of and compliance with the terms hereof by Landlord does not and shall not conflict with or result in a breach by Landlord of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which Landlord is subject.

C.       Investment Representations.

(i)       Landlord is acquiring the Warrant and, upon exercise of the Warrant, the Shares (collectively, the “Securities”), for Landlord’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

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(ii)       Landlord is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, and Landlord has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii)       Landlord understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Landlord’s compliance with, the representations and warranties of Landlord set forth herein in order to determine the availability of such exemptions and the eligibility of Landlords to acquire such Securities.

(iv)       Landlord decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v)       Landlord has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Landlord. Landlord has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Landlord understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)       Landlord understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by Landlord nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)       Landlord understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) in a registered transaction or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in this Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(viii)       Landlord has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the Securities, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities for an indefinite period of time. Landlord has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Landlord can afford a complete loss of its investments in the Securities.

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(ix)       Landlord understands that (a) the Warrant shall bear the legend substantially in the form set forth in the Warrant and (b) any Shares issuable pursuant thereto (unless a registration statement with respect to such Shares shall be effective at the time of issuance) shall bear the legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

Section 4.      Registration Rights

A.       Registrable Securities. “Registrable Securities” shall mean the Shares (together with any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange or replacement); provided, however, that such Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of (a) the date on which a registration statement (a “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act, with respect to the sale of the Shares shall have been declared effective under the Securities Act and all of the Shares shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement and (b) the date on which the Shares or the right to acquire Shares shall have ceased to be outstanding; provided, further, that during the continuance of any period in which the Shares may be sold pursuant to Rule 144 without restriction (including volume restrictions) within a 90-day period, such Shares shall not constitute Registrable Securities so long as such period is continuing.

B.       Filing. The Company shall, within thirty (30) days following the Issue Date, prepare and file with the SEC a Registration Statement to cover the public resale of the Registrable Securities and any other shares of Common Stock to which the Company has granted registration rights as of the date such Registration Statement is initially filed with the Commission, as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) (the “Shelf Registration Statement”) on the terms and conditions specified in this Section 4.B. and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable after the filing thereof. The Shelf Registration Statement filed with the SEC pursuant to this Section 4.B. shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a prospectus in such form as to permit the holder of the Registrable Securities (the “Holder”) to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the effective date for such Shelf Registration Statement. A Shelf Registration Statement filed pursuant to this Section 4.B. shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holder. As soon as practicable following the effective date of a Shelf Registration Statement filed pursuant to this Section 4.B., the Company shall notify the Holder of the effectiveness of such Registration Statement.

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C.       Continued Effectiveness. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to remain effective and to be supplemented and amended to the extent necessary to ensure that such Shelf Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Holder until the earliest of (a) the date all such Registrable Securities have ceased to be Registrable Securities and (b) the date all such Registrable Securities covered by such Shelf Registration Statement can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act.

D.       Reduction of Registrable Securities. Notwithstanding anything contained herein, in the event that the SEC requires the Company to reduce the number of Registrable Securities to be included in the Shelf Registration Statement in order to allow the Company to rely on Rule 415 with respect to the Shelf Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Shelf Registration Statement (after consultation with the Holder as to the specific Registrable Securities to be removed therefrom) to the maximum number of securities as is permitted to be registered by the SEC. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more new Shelf Registration Statement with the SEC in accordance with Section 4.B.

E.       Holder Information. At least five (5) business days prior to the anticipated filing date of the Shelf Registration Statement, the Company shall notify the Holder in writing of the information the Company requires from the Holder to have any of the Registrable Securities included in the Shelf Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that (i) the Holder furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and (ii) the Holder execute such documents in connection with such registration as the Company may reasonably request.

F.       Expenses. The Company shall pay the expenses incurred by the Company in complying with this Section 4, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. The Holder shall pay its own expenses incurred by the Holder in connection with any use or sale made under the Shelf Registration Statement.

G.       Grace Period. Notwithstanding anything to the contrary herein, at any time after the effective date of the Shelf Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the board of directors of the Company and its counsel, in the best interest of the Company, would reasonably be likely to materially and adversely affect the Company and, in the opinion of counsel to the Company, is not otherwise required to be disclosed other than as a result of the effectiveness of the Shelf Registration Statement (a “Grace Period”);

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provided, that the Company shall promptly (i) notify the Holder in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Holder) and the date on which the Grace Period will begin and (ii) notify the Holder in writing of the date on which the Grace Period ends. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holder receives the notice referred to in clause (i) and shall end on and include the later of the date the Holder receives the notice referred to in clause (ii) or the date referred to in such notice.

Section 5.      Conditions of the Warrant Issuance. The obligation of the Company to issue Landlord the Warrant pursuant to the terms of this Agreement is subject to the fulfillment, on or before each Issue Date, of each of the following conditions:

A.       Representations and Warranties. The representations and warranties of Landlord contained in Section 3 shall be true and correct at and as of the Issue Date as though then made.

B.       Performance. Landlord shall have performed and complied in all material respects with all agreements, obligations, and conditions required to be performed or complied with by the Landlord under the Settlement Agreement and this Agreement as of the Issue Date, including, without limitation, the execution and delivery of all documents and instruments required to be executed and delivered by the Landlord in connection therewith.

C.       No Default. Landlord shall not be in default under, or in breach of, any material provision of the Settlement Agreement or this Agreement as of the Issue Date, and no event shall have occurred and be continuing which, with the giving of notice or the passage of time, or both, would constitute a default or breach by Landlord under the Settlement Agreement or this Agreement.

D.       No Termination. The Settlement Agreement shall be in full force and effect as of the Issue Date and shall not have been terminated, rescinded, or otherwise rendered void or unenforceable, whether by mutual agreement of the parties or otherwise.

E.       No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant.

Section 6.      Termination. This Agreement may be terminated (a) by mutual written agreement of the Company and Landlord at any time or (b) by the Company upon written notice to Landlord if the Settlement Agreement is terminated, rescinded or otherwise rendered void or unenforceable prior to the Issue Date. Upon any such termination, neither party shall have any further obligation or liability under this Agreement, except for those provisions that expressly survive termination.

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Section 7.      Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Issue Date.

Section 8.      Miscellaneous.

A.       Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. The Landlord shall not assign, transfer, or otherwise convey any of its rights or obligations under this Agreement, in whole or in part, to any person or entity, except to an affiliate of the Landlord and only with the prior written consent of the Company, which consent may be granted or withheld in the Company’s sole discretion; provided, that, notwithstanding anything to the contrary herein, the Landlord or any successor, transferee or assign of the Landlord may, without consent of the Company, assign, transfer or convey all of its rights and obligations under this Agreement, in whole but not in part, to any person or entity to whom the Warrant is being validly transferred in accordance with, and in compliance with, Section 14 of the Warrant so long as such assignment, transfer or conveyance of all rights and obligations under this Agreement is made concurrently with, and contingent upon, such transfer of the Warrant. Any attempted assignment or transfer in violation of this provision shall be null and void and of no force or effect. For purposes of this Agreement, “affiliate” shall mean any entity that directly or indirectly controls, is controlled by, or is under common control with the Landlord.

B.       Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.       Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

D.       Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.       Governing Law; Dispute Resolution. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware. Any dispute regarding the language of this Agreement shall be resolved by arbitration before the Honorable Peter Kirwan (Ret.) to the extent that such arbitration can be conducted within a commercially reasonable timeframe.

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F.       Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the Company and Landlord.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY: AEYE, INC. By: /s/ Andrew S. Hughes Name: Andrew S. Hughes Title: SVP/General Counsel/Secretary

LANDLORD:

IGEP PARK PLACE, LLC,
a Delaware limited liability company

By: IGEP Investments, LLC,
a Delaware limited liability company,
its sole Member

By: EPL Park Place Investors LLC,
a California limited liability company,
its Administrative Member

By: Ellis Partners LLC,
a California limited liability company,
its Manager

By: /s/ James F. Ellis
Name:  James F. Ellis
Title:    Managing Member